Exhibit 21.1


                           SUBSIDIARIES OF CARRINGTON


          Name of Subsidiary Organization              Jurisdiction of
          -------------------------------              ---------------

          Carrington Laboratories, Belgium, N.V.            Belgium
          Finca Savila, S.A.                                Costa Rica
          Carrington Laboratories International, Inc.       Texas
          Hilcoa Corporation                                California
          Caraloe, Inc.                                     Texas
          Carrington Laboratories of Canada, Ltd.           Canada
          Sabila Industrial, S.A.                           Costa Rica